Exhibit 10.1

EXECUTION COPY

WAIVER, CONSENT AND NINTH AMENDMENT

TO AMENDED AND RESTATED FINANCING AGREEMENT

WAIVER, CONSENT AND NINTH AMENDMENT, dated as of December 31, 2009 (the “Ninth Amendment”), to the Financing Agreement referred to below, by and among (i) ENHERENT CORP., a Delaware corporation (“enherent” or the “Parent”), and each Subsidiary of Parent listed as a borrower on the signature pages thereto (together with the Parent, each, a “Borrower” and collectively, the “Borrowers”), and (ii) ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”) as lender and as agent (in such capacity, the “Agent”) for itself and each Person that purchases any portion of Ableco’s rights and obligations under the Financing Agreement pursuant to Sections 2.07 and 10.07 thereof (collectively with Ableco, the “Lenders”).

WHEREAS, the Borrowers, the Agent and the Lenders are parties to the Amended and Restated Financing Agreement dated as of April 1, 2005 (as amended to date, the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain term loans and revolving loans to the Borrowers from time to time in an aggregate principal amount at any time outstanding not to exceed the aggregate amount set forth in the Financing Agreement; and

WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) amend certain provisions of the Financing Agreement to, among other things, (i) provide for the extension of the Revolving Loan Maturity Date from April 1, 2010 to December 31, 2010 and (ii) provide for a $601,822 of Additional Availability (as hereinafter defined), the proceeds of which will be used to prepay the Term Loan B in full; and (b) waive the Events of Default arising under Sections 8.01(d) and (e) of the Financing Agreement as a result of the Borrowers’ failure to comply with Section 6.03 of the Financing Agreement as more fully described in Section 3 hereof; and based upon the terms and conditions set forth herein, the Lenders and the Agent have agreed to such amendments and waiver;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.    Definitions in Ninth Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.    Amendments.

(a)    Section 1.01 of the Financing Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order, as follows:

“‘Additional Availability’ shall have the meaning specified therefor in the definition of Borrowing Base.”

“‘Ninth Amendment’ means the Waiver, Consent and Ninth Amendment to Amended and Restated Financing Agreement, dated as of December 31, 2009, by and among the Borrowers, the Agent and the Lenders.”

‘“Ninth Amendment Effective Date’ means the date on which all of the conditions precedent set forth in Section 3 of the Ninth Amendment have been satisfied or waived in writing.”

(i)    Section 1.01 of the Financing Agreement is hereby amended by amending and restating the definition of the term “Borrowing Base” in its entirety to read as follows:

“‘‘Borrowing Base’ means, at any time, (a) the sum of (i) 85% of the Net Amount of Eligible Accounts Receivable at such time, plus (ii) 80% of the Net Amount of Unbilled Accounts Receivable at such time less, with respect to each Account Debtor, the aggregate amount of accounts payable by the Borrowers to such Account Debtor at such date, plus (iii) $601,822, provided that, on the first Business Day of each month, commencing on January 1, 2010, the amount set forth in this clause (iii) shall be automatically and immediately reduced by (A) for the month of January 2010, $11,822, (B) for the months of February, March and April, 2010, $10,000 and (C) thereafter, $45,000, and, simultaneously with any such reduction, the Borrowers shall make any prepayment required by Section 2.05(c)(i) (the amounts described this clause (iii) being the “Additional Availability”), less (b) the FCR Reserve and any reserves reasonably established by the Agent from time to time.”

(b)    The definition of “Final Maturity Date” set forth in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“‘Final Maturity Date’ means December 31, 2010, or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.”

(c)    The definition of “Revolving Loan Maturity Date” set forth in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Revolving Loan Maturity Date” means December 31, 2010 or such earlier date on which the Revolving Loans shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.”

(d)    Section 5.01(v) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(v)    Use of Proceeds. The proceeds of the Loans shall be used to (i) pay the costs and expenses relating to the transactions contemplated hereby; and (ii) fund the Borrowers ongoing working capital requirements, provided that the proceeds of any Additional Availability made hereunder shall be used to prepay the Term Loan B.”

(e)    Section 6.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries, at the end of any fiscal quarter of the Parent and its Subsidiaries, to be less than (i) with respect to the first fiscal quarter of 2010, 0.25 to 1 .0 and (ii) for any fiscal quarter thereafter, 0.5 to 1.0.”

(f)    Section 6.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(b)    Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries, at the end of any fiscal quarter of the Parent and its Subsidiaries, to be less than (i) with respect to the first fiscal quarter of 2010, $50,000 and (ii) for any fiscal quarter thereafter, $100,000.”

3.    Waiver and Consent.

(a)    Pursuant to the request by the Borrowers, but subject to satisfaction of the conditions set forth in Section 3 hereof, and in reliance upon (i) the representations and warranties of Borrowers set forth herein and in the Financing Agreement and (ii) the agreements of the Borrowers set forth herein, the Lenders and the Agent hereby waive any Event of Default that may arise under Sections 8.01(d) and (e) of the Financing Agreement by reason of (A) the Borrowers’ failure to maintain the minimum Fixed Charge Coverage Ratio for the fiscal quarter ending December 31, 2009 in accordance with Section 6.03(a) of the Financing Agreement and (B) the Borrowers’ failure to maintain the minimum Consolidated EBITDA for the fiscal quarter ending December 31, 2009 in accordance with Section 6.03(b) of the Financing Agreement.

(b)    The waiver in this Section 3 shall be effective only in this specific instance and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

4.    Conditions to Effectiveness. This Ninth Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Ninth Amendment Effective Date”):

(a)    The representations and warranties contained herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent pursuant hereto on or prior to the Ninth Amendment Effective Date shall be correct on and as of the Ninth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and, no Default or Event of Default (other than the Event of Default waived by Section 3 hereof) shall have occurred and be continuing on the Ninth Amendment Effective Date.

(b)    The Agent shall have received counterparts of this Ninth Amendment which bear the signatures of each Borrower.

(c)    All legal matters incident to this Ninth Amendment shall be satisfactory to the Agent and its counsel.

5.    Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)    Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or the Lenders pursuant hereto on or prior to the Ninth Amendment Effective Date shall be correct on and as of the Ninth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default (other than the Event of Default waived by Section 3 hereof) shall have occurred and be continuing on the Ninth Amendment Effective Date.

(b)    Organization, Good Standing, Etc. Such Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Ninth Amendment and to perform the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(c)    Authorization, Etc. The execution, delivery and performance by such Borrower of this Ninth Amendment, and the performance by such Borrower of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Borrower’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by such Borrower of this Ninth Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e)    Enforceability of Loan Documents. Each of this Ninth Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

6.    Continued Effectiveness of Financing Agreement. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Ninth Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Ninth Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent or any Lender, or to grant to the Agent or any Lender a Lien on any collateral as security for the Obligations of such Borrower from time to time existing in respect of the Financing Agreement and the other Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

7.    Release by the Borrowers.

        Effective on the Ninth Amendment Effective Date, each Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to the Borrowers (each a “Releasee” and collectively, the “Releasees”), from any and all past and present claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which any Borrower ever had from the beginning of the world, now has, or might hereafter have against any such Releasee through the Ninth Amendment Effective Date, which Claims relate, directly or indirectly, to any act or omission by any Releasee that occurred on or prior to the date of this Ninth Amendment and relate, directly or indirectly, to the Financing Agreement, any other Loan Document, or any acts or omissions of any such Releasee with respect to the Financing Agreement or any other Loan Document, or the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in the Financing Agreement and this Ninth Amendment. As to each and every claim released hereunder, each Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING

THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Borrower also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release. Each Borrower further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of the Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents. If any Borrower or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

8.     Miscellaneous.

(a)    This Ninth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b)    Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Ninth Amendment for any other purpose.

(c)    This Ninth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)    Each Borrower hereby acknowledges and agrees that this Ninth Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Ninth Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Ninth Amendment.

(c)    The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Ninth Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent and the Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed and delivered as of the date first above written.

BORROWERS:

ENHERENT CORP.

By:	/s/ Pamela Fredette
Name: Pamela Fredette
Title: CEO & President

AGENT and LENDER:

ABLECO FINANCE LLC, as lender and agent, on behalf of itself and its affiliate assigns

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: President